UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 9, 2018

Albertsons Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-205546	47-5579477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd, Boise, ID	83706
(Address of Principal Executive Offices)	(Zip Code)
(208) 395-6200
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously announced by Albertsons Companies, Inc. (the “Company”) on July 20, 2018, outside counsel to the Company’s wholly-owned subsidiary, Safeway Inc. (“Safeway”), received a letter (the “Original Minority Holders’ Letter”) from a law firm purporting to represent in excess of 45% of the outstanding principal amount of the 7.25% Senior Debentures due February 2031 (the “2031 Safeway Notes”) issued by Safeway. On July 23, 2018, the Company and Safeway responded to the Original Minority Holders’ Letter. A copy of the Company’s initial response letter was previously furnished as Exhibit 99.1 with the Company’s Current Report on Form 8-K dated July 23, 2018. On October 16, 2018, the Company received a second letter (the “Second Minority Holders’ Letter”) from the same law firm which then purported to represent approximately 48.6% of the outstanding principal amount of the 2031 Safeway Notes. On October 22, 2018, the Company and Safeway responded to the Second Minority Holders’ Letter. A copy of the Company’s second response letter was previously furnished as Exhibit 99.1 with the Company’s Current Report on Form 8-K dated October 23, 2018. On October 25, 2018, the Company received a third letter (the “Third Minority Holders’ Letter”). On October 26, 2018, the Company and Safeway responded to the Third Minority Holders’ Letter. A copy of the Company’s third response letter was previously furnished as Exhibit 99.1 with the Company’s Current Report on Form 8-K dated October 26, 2018.

As of November 9, 2018, Safeway has not received a notice of default.

On November 9, 2018, Safeway filed a complaint (the “Complaint”) in the Supreme Court of the State of New York, County of New York, seeking injunctive relief and a declaratory judgment that the incurrence of liens under the Albertsons/Safeway term loan and asset-based revolving credit facilities do not violate the indenture governing the 2031 Safeway Notes (the “Indenture”). Safeway is also seeking to enjoin the Trustee under the Indenture from declaring a default.

On November 9, 2018, the Company issued a press release announcing the filing of the Complaint. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated in this Item 8.01 by reference.

Forward Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements. Statements that are not historical facts, including statements regarding the allegations described and the Company’s expectations, perspectives and projected financial performance, are forward looking statements. The words “expect,” “believe,” “estimate,” “intend,” “plan” and similar expressions, when related to the Company and its subsidiaries, indicate forward-looking statements. The forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to the outcome of any litigation relating to the issue, the final interpretation of the Indenture and Safeway’s ability to cure any default deemed to have occurred under the Indenture. The Company cautions that actual results could differ materially from the expectations described in the forward-looking statements. The Company also cautions that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this Current Report. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
99.1 Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.
(Registrant)

November 9, 2018	By:	/s/ Robert A. Gordon
	Name:	Robert A. Gordon
	Title:	Executive Vice President and General Counsel